Exhibit 23.1

Price WaterhouseCoopers
                                            Kesselman & Kesselman
                                            Certified Public Accountants (Isr.)
                                            Trade Tower, 25 Hamered Street
                                            Tel Aviv 68125 Israel
                                            P.O Box 452 Tel Aviv 61003
                                            Telephone 03-7954555
                                            Facsimile 03-7954556




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the MIND C.T.I. Ltd. 1998 Stock Option Plan and MIND C.T.I. Ltd. 2000 Stock Option Plan of our report dated February 11, 2002, which appears in MIND C.T.I. Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2001



Tel Aviv, Israel                        /s/   Kesselman & Kesselman
  October 21, 2002                       Certified Public Accountants (Isr.)



       Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guarantee registered in England and Wales.